MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED STOCK UNITS
GRANTED UNDER THE NON-EMPLOYEE
DIRECTOR EQUITY INCENTIVE PLAN

Date of Grant:
In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Non-Employee Director Equity Incentive Plan (the “Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Director named below (“Participant”) the number of Restricted Stock Units set forth below:
Participant:
Number of Restricted Stock Units Awarded:
NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.
Issuance of Restricted Stock Units. Pursuant to action of the Board of Directors of the Company, as of the Date of Grant, the Company awards to the Participant the number of Restricted Stock Units identified above; provided, however, that the Restricted Stock Units hereby awarded are nontransferable by the Participant during the Vesting Period (defined below in Section 2) and are subject to the risk of forfeiture described below. The Restricted Stock Units are being issued by the Company to the Participant as a Restricted Stock Unit award pursuant to the terms and provisions of the Plan, a true copy of which is attached hereto as Exhibit A and incorporated herein by reference. Each Restricted Stock Unit is a bookkeeping entry that represents the right of the Participant to receive one share of Common Stock upon future vesting, subject to the terms and conditions and subject to the risks of forfeiture and cancellation set forth in this Agreement and the Plan.

2.
Vesting of Restricted Stock Units. Subject to the provisions of the Plan, the Restricted Stock Units shall vest in the Participant upon the Participant’s completion of three (3) full years of service on the Board of Directors of the Company (“Vesting Period”) commencing on June 3, 2014. The Restricted Stock Units awarded to the Participant shall be forfeited to the Company if the Participant resigns as a director during his or her term and prior to the end of the Vesting Period. Notwithstanding the above, in the event of (i) a Change in Control (as defined in the Plan) while the Participant is a member of the Board of Directors of the Company, or (ii) the Participant’s death while serving on the Board of Directors of the Company, all previously granted Restricted Stock Units under this Agreement not yet free of the restrictions of this Section 2 shall become immediately free of such restrictions and 100% vested.

3.
Payment. On the date any Restricted Stock Units granted pursuant to the Agreement vest, the Company shall transfer a number of shares of Common Stock to the Participant (or such other person entitled to receive payment pursuant to this Agreement and the Plan) equal to the number of Restricted Stock Units that vest on such vesting date.

4.
Restriction on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock Units to any other person or entity during the Vesting Period. Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

5.
Rights With Respect to Restricted Stock Units. The Restricted Stock Units do not represent a current interest in any shares of Common Stock. The Participant shall not have any rights of a shareholder with respect to the shares underlying the Restricted Stock Units (including, without limitation, any voting rights or any right to dividends paid with respect to the shares underlying the Restricted Stock Units). Without limiting the foregoing, the Participant shall not be entitled to any dividend equivalents with respect to the Restricted Stock Units to reflect any dividends payable on shares.

6.
Controlling Provisions. The provisions of the Plan shall apply to the award made under this Agreement. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this ___ day of _____, 20__.
MGP INGREDIENTS, INC.
By:_______________________
David Rindom
Vice President, Human Resources

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